SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is entered into as of this 21st day of December, 2017, by and among Power Up Lending Group, Ltd., a Virginia Corporation ("Power Up"), having an office at 111 Great Neck Road, Suite 216, Great Neck, New York 11021, North American Custom Specialty Vehicles, Inc., a Delaware Corporation, ("NACSV") having a place of business at, 864 Washburn Road, Building B, Melbourne, Florida 32934 and Global Digital Solutions, Inc., a New Jersey Corporation ("GDSI"), having a place of business at 777 South Flagler Drive, Suite 800 West, West Palm Beach, Florida 33401, Power Up, NACSV and GDSI are collectively referred to in this Agreement as the "Parties."

Recitals

WHEREAS, on or about October 1, 2015, Power Up purchased $76,700.00 ("Receipts Purchased Amount") of GDSI future receipts and funds from NACSV and NACSV agreed to repay the obligation by making 168 equal daily payments of $456.55, and NACSV executed a Revenue Based Factoring Agreement ("Factoring Agreement") and Security Agreement, both of which were guaranteed by GSDI ("Guarantor"), (collectively, the ("Transactional Documents")); and

WHEREAS, NACSV authorized Power Up to withdraw the agreed daily payments via ACH from NACSV's bank account and the failure to make the prescribed daily payments constituted an Event of Default under the Factoring Agreement; and

WHEREAS, NACSV and GDSI failed to pay the requisite daily payments and accordingly were in breach under the Transactional Documents; and

WHEREAS, on October 18, 2016, based upon the failure to pay the daily payments pursuant to the Factoring Agreement, Power Up, by counsel, commenced an action in the United States District Court for the Eastern District of New York entitled: PowerUp Lending Group, Ltd., Plaintiff v. North American Custom Specialty Vehicles, Inc. a De Corporation d/b/a NACS Vehicles, Inc. a Subsidiary of Global Digital and Global Digital Solutions, Inc. and Jerome J. Gomolski, Defendants, under Case No. 16-cv-1025 (ADS) (AYS) (the "Action); and

WHEREAS, after filing and service of the above action, the defendants failed to answer or appear in a timely fashion, at the request of plaintiff, the Clerk of the Court on October 4, 2016 noted the default of the Defendants North American Custom Specialty Vehicles, Inc., Global Digital Solutions, Inc. and Jerome J. Gomolski (collectively, the "Defendants"); and

WHEREAS, on October 21, 2016, the plaintiff PowerUp moved for a default judgment against the Defendants and on October 22, 2016, the Motion was referred to Magistrate Judge Anne Y. Shields for a report and recommendation; and

WHEREAS, on July 26, 2017, the Honorable Anne Y. Shields, United States Magistrate Judge issued a Report and Recommendation recommending that the plaintiff's Motion for a default judgment be granted and that plaintiff be awarded damages against all Defendants, jointly and severally, in the amount of $109,302.79; and

WHEREAS, by Adoption Order dated August 11, 2017, Arthur D. Spatt, United States District Judge, directed the Clerk of the Court to enter judgment for the plaintiff in the amount of $109,302.79 and to close the case; and

WHEREAS, on August 15, 2017, Douglas C. Palmer, Clerk of the Court, entered a Default Judgment (the "Judgment") in the action in the amount of $109,302.79; and

WHEREAS, NACSV and GDSI have agreed to make certain payments to Power Up, and Power Up is willing to accept those payments in exchange for Power Up agreeing to forbear from taking any further steps to enforce its rights under the Judgment, but only upon the conditions detailed in this Agreement;

WHEREAS, the Parties desire to settle and resolve their differences and any claims they have, or assert to have, against one another, including but not limited to all matters pertaining to the transaction; and

WHEREAS, the Parties acknowledge the Recitals in this Agreement are true and correct and that the Recitals are incorporated as substantive provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals, and in further consideration of the terms, conditions, and agreements hereinafter set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all signatories to this Agreement, the Parties agree as follows:

1. Settlement Amount. Power Up has agreed to accept the sum of $90,000.00 in full satisfaction of the outstanding obligation and Judgment Amount provided that NACSV and GDSI make all payments provided for under this Agreement in a timely matter and further comply with all other terms and conditions contained herein.

2. Forbearance. In consideration of NACSV and GDSI make all payments on a timely basis as provided for in this Agreement, Power Up agrees that it will forbear from taking any action to enforce its rights under the Judgment.

3. Acknowledgment of Indebtedness and Validity of the Judgment. Both NACSV and GDSI hereto acknowledge that the Judgment Amount is due and owing to Power Up without any reduction, offset or claims and that the Judgment is valid in all respects and represents a binding obligation without defense. NACSV and GDSI hereby acknowledge the validity of the Judgment and waive any objection that either of them may have to subject matter jurisdiction and in personam jurisdiction or venue with respect to the Judgment.

4. Modified Payment Schedule. Notwithstanding anything contained either herein or in the Factoring Agreement or Transactional Documents or Judgment, the Parties agree that the Settlement Amount of $90,000.00 shall be made as follows: (1) the sum of $30,000.00 ("Initial Payment") by January 2, 2018; (2) the sum of $10,000.00 to be paid by February 1, 2018; (3) the sum of $10,000.00 to be paid by March 1, 2018; and (4) the sum of $40,000.00 to be paid by April 16, 2018 which will constitute payment in full of the Settlement Amount. All payments are to be paid on the due date since "time is of the essence" and the failure by NACSV and GDSI to make any payment when due shall constitute a default under this Agreement. All payments are to be made by wire and received by Power Up by use of the following wire transaction:

Bank Name:	Signature Bank
Bank Address:	26 Court Street, Brooklyn, New York
Routing Number:	026013576
Beneficiary Account Number:	1502460028
Beneficiary:	Power Up Lending Group, Ltd.
Mailing Address:	111 Great Neck Road, Suite 216, Great Neck, NY 11021

Should PowerUp fail to receive any single payment by the specified date, such failure shall constitute a default under this Agreement.

5. Default. Should NACSV and/or GDSI default in making any payment as provided for in this Agreement or should NACSV and/or GDSI default in any obligation or any other covenant, provision or term of this Agreement then without any further notice, the Parties agree that Power Up shall no longer be bound by this forbearance provision and may immediately resume any and all efforts to enforce its rights under the Judgment and collect the Judgment Amount giving NACSV, GDSI and Jerome J. Gomolski credit for all monies paid prior to the default.

6. Authority to Execute Agreement and Mutual Release. Each Party warrants and represents to the other Party that (1) they lawfully hold the interest being released, and (2) they are authorized to execute this Agreement and to bind themselves to the terms of this Agreement. Upon timely payment as set forth in paragraph 4 hereof the Parties agree to mutually release each other from any and all claims arising as a result of the transaction and the Action which resulted in the Judgment.

7. Satisfaction of Judgment. Upon the timely payment of the Settlement Amount as provided for in Paragraph 4 hereof, plaintiff shall file a Satisfaction of Judgment with the Clerk of the United States District Court for the Eastern District of New York which will serve to fully satisfy the Judgment heretofore entered.

8. Waiver or Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any Party hereto unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.

9. Predecessors, Successors, and Assigns. All persons or business entities granting releases hereby include any assignee, predecessor in interest, or successor in interest of the respective grantor. All persons or business entities released hereby include any predecessor in liability or successor in liability for the released liability.

10. Legal Fees and Costs. Each of the Parties shall pay its own respective costs and attorneys' fees incurred with respect to this Agreement.

11. Subordination. Any payment obligation of [GDSI] or lien with respect to the [Judgment] or amounts owed to [Power Up], regardless of how or when acquired, shall be junior and subordinate in all respects to any and all payment obligations, liens or financing statements arising out of or relating to [GDSI]'s obligations to GSRN 1612-512 LLC ("Buyer") pursuant to that certain Prepaid Forward Purchase Agreement **(The "Purchase Agreement")** entered into by and between Buyer and [GDSI], and including the attachments thereto. This subordination provision is limited to, and the debt due under this agreement shall be junior and subordinate in all respects to any and all advances made by Buyer not exceed One Million Three Hundred Thousand Dollars ($1,300,000). This subordination provision is limited to, and the debt due under this agreement shall be junior and subordinate in all respects to a 43% of the **litigation proceeds from the lawsuit** contemplated by the Purchase Agreement, if any, and the unpaid balance, if in default, shall be paid directly to Power Up from attorney escrow from GDSI's portion. This provision shall not be amended without the consent of GDSI and Buyer. This provision shall be null and void if the initial payment of $30,000 is not paid within 3 days of closing, *provided that the payment is received on or before January 2, 2018*. This provision will not *affect* any other rights of Power Up under this agreement, *to commence enforcement proceedings upon default in the payment obligations*.

12. Complete Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements or understandings between the Parties concerning any of the provisions of this Agreement.

13. Miscellaneous. If any portion of this Agreement is found to be unenforceable, the Parties desire that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable. This Agreement may be executed in counterpart copies which taken together shall constitute one and the same agreement even though no one copy bears all Parties' signatures. The signatures whether by electronic transmission or facsimile shall be deemed effective and enforceable as if they were originals.

14. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall

constitute one and the same instrument. Facsimile or electronic signatures shall be deemed original signatures for the purposes of this Settlement Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates written below.

POWER UP LENDING GROUP LTD.

____

By: Curt Kramer, Chief Executive Officer

NORTH AMERICAN CUSTOM SPECIALTY VEHICLES, INC.

____

By: William Delgado, Chief Executive Officer

GLOBAL DIGITAL SOLUTIONS, INC.

____

By: William Delgado, Chief Executive Officer

ACKNOWLEDGMENT

STATE OF FLORIDA)
) ss.:
COUNTY OF PALM BEACH)

On the 21st day of December, in the year 2017, before me, the undersigned, personally appeared WILLIAM DELGADO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

____

NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEW YORK)
) ss.:
COUNTY OF NASSAU)

On the 21st day of December, in the year 2017, before me, the undersigned, personally appeared CURT KRAMER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

____

NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF ~~FLORIDA~~ California)
) ss.:
COUNTY OF ~~PALM BEACH~~ Sacramento)

On the 20th day of December, in the year 2017, before me, the undersigned, personally appeared WILLIAM DELGADO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


CHERYL A. WOOLLEY
COMM. # 2073273
NOTARY PUBLIC-CALIFORNIA
SACRAMENTO COUNTY
MY COMM. EXP. JULY 27, 2018

NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEW YORK)
) ss.:
COUNTY OF NASSAU)

On the 21st day of December, in the year 2017, before me, the undersigned, personally appeared CURT KRAMER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC